As filed with the Securities and Exchange Commission on April 27, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in its Charter)

Delaware	25-1897152
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Grant Street

Pittsburgh, PA 15219-2800

(412) 433-1121

(Address of Principal Executive Offices)

United States Steel Corporation 2016 Omnibus Incentive Compensation Plan
(Full Title of the Plan)

Arden T. Phillips
Corporate Secretary and
Associate General Counsel

United States Steel Corporation

600 Grant Street

Pittsburgh, PA 15219-2800

(412) 433-1121

(Name, address, including zip code, and telephone number, including area code of agent for service)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock $1.00 par value per share	7,200,000	$18.76	$135,072,000	$13,601.75

(1)	Pursuant to Rule 416(a), this registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of common stock of the United States Steel Corporation.
(2)	This estimate is computed in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the registrant’s common stock on April 25, 2016 as reported on the New York Stock Exchange.

PART I

Explanatory Note

This Registration Statement is being filed on Form S-8 by the registrant, United States Steel Corporation (the “Registrant”), for the purpose of registering 7,200,000 shares of common stock to be issued under the United States Steel Corporation’s 2016 Omnibus Incentive Compensation Plan (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this registration statement:

(a)      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed on February 29, 2016;

(b)      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K);

(c)      The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended, pursuant to Section 12 of the Exchange Act, and in any report filed for the purpose of amending such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered under this registration statement have been sold or which deregisters all of such shares then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Arden T. Phillips, Corporate Secretary and Associate General Counsel of United States Steel Corporation, who is passing on the validity of the common stock offered pursuant to the Plan, is an employee of the Registrant and receives awards under the Plan. Mr. Phillips currently owns 1,497 shares of common stock of the Registrant; holds options to purchase a total of 7,720 shares of the Registrant’s common stock; and owns 3,447 unvested restricted stock units.

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Item 6. Indemnification of Directors and Officers

Article V of the Amended and Restated By-Laws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity. (The Registrant’s Amended and Restated By-Laws were filed as Exhibit 3.1 to its Current Report on Form 8-K filed on November 6, 2015.)

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

      See Index to Exhibits below.

Item 9. Undertakings

      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on this 27th day of April, 2016.

UNITED STATES STEEL CORPORATION

By:	/s/ Colleen M. Darragh
Colleen M. Darragh
Vice President and Controller

POWER OF ATTORNEY

We, the undersigned directors and/or officers of United States Steel Corporation (the “Registrant”), hereby severally constitute and appoint David B. Burritt, Executive Vice President and Chief Financial Officer and Colleen M. Darragh (Vice President and Controller), and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and as of April 26, 2016:

Signature	Title(s)

/s/ Mario Longhi	President, Chief Executive Officer, and Director
Mario Longhi	(Principal Executive Officer)

/s/ David B. Burritt	Executive Vice President and Chief Financial Officer
David B. Burritt	(Principal Financial Officer)

/s/ Colleen M. Darragh	Vice President and Controller
Colleen M. Darragh

/s/ Patricia Diaz Dennis	Director
Patricia Diaz Dennis

/s/ Dan O. Dinges	Director
Dan O. Dinges

/s/ John G. Drosdick	Director
John G. Drosdick

/s/ John J. Engel	Director
John J. Engel

/s/ Murry S. Gerber	Director
Murry S. Gerber

/s/ Stephen J. Girsky	Director
Stephen J. Girsky

/s/ Paul A. Mascarenas	Director
Paul A. Mascarenas

/s/ Glenda G. McNeal	Director
Glenda G. McNeal

/s/ Robert J. Stevens	Director
Robert J. Stevens

/s/ David S. Sutherland	Chairman
David S. Sutherland

/s/ Patricia A. Tracey	Director
Patricia A. Tracey

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission for the quarter ended September 30, 2003

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation is incorporated by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K filed with the year ended December 31, 2015

4.3(3)	Amended and Restated Bylaws is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 6, 2015

5.1	Opinion and Consent of Arden T. Phillips

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page to this registration statement)

99.1(#)(9)	2016 Omnibus Incentive Compensation Plan incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 17, 2016

#      Indicates management contract or compensatory plan.

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